CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N‐2 of our report dated November 13, 2024, relating to the financial statements of Rockefeller Municipal Opportunities Fund, as of October 10, 2024, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.
Philadelphia, Pennsylvania
November 26, 2024